Exhibit 99.3

Management’s Discussion and Analysis of Financial Condition and Results of Operations for OneMedNet Corp

The following discussion and analysis of the financial condition and results of operations of OneMedNet should be read together with OneMedNet’s audited financial statements for the years ended December 31, 2022 and 2021, in each case together with related notes (Notes 1-11) thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the section entitled “Information about OneMedNet”. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of OneMedNet’s control. OneMedNet Corporation’s actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere herein.

Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding.

Unless otherwise indicated or the context otherwise requires, references in this OneMedNet Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “OneMedNet,” “we,” “us,” “our” and other similar terms refer to OneMedNet prior to the Business Combination and to OneMedNet Corporation and its consolidated subsidiaries after giving effect to the Business Combination.

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Overview

OneMedNet Corporation (“OneMedNet” or “OMN”) is a provider of leader in clinical imaging innovation and experienced curator of regulatory-grade Imaging Real-World DataTM or iRWDTM. Our innovation solutions connect healthcare providers and patients satisfying a crucial need within the Life Sciences field offering direct access to clinical images and associated contextual patient record. Our innovative technology proved the commercial and regulatory viability of imaging Real-World Data, a promising emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches our Life Science partners’ Case Selection Protocol.

OneMedNet was founded in 2006 to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in our initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade. OneMedNet continued to innovate which responded to the demand for and utilization of Real-World Data, specifically data that focused on clinical images. We were able to leverage internal technological competencies along with a formidable healthcare provider installed database from our first product with BEAMTM to become the first RWD solution for Life Science companies with our launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing federated network of 90+ healthcare providers, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. OneMedNet is ahead of the curve when it comes to providing fast and secure access to curated medical images. Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more.

Beyond the economic opportunity, we believe we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people, while also improving business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in healthcare providers’ product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways. Moreover, healthcare providers improve their product development and validation processes, which benefits all parties.

Significant documentation exists that shows that Real-World Data can provide expanded insights across broader and more representative patient populations.1 For this reason, the Food and Drug Administration (“FDA”) is instituting Real-World Data usage guidelines for regulatory approvals, which can supplement or supplant clinical trials that would be premised on the utilization of highly reliable and quality Real-World Data that strictly adheres to all of the very specific data stratification requirements.

OneMedNet covers the complete value chain in imaging Real-World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team. Additionally, we work hand-in-hand with our Life Science partners regarding the Case Selection Protocol and when required producing Case Report Forms for regulatory clearance. We are focused on delivering value in by supporting Life Science Advancements with OneMedNet’s iRWDTM that holds the key to unlocking boundless patient care advances. We unleash the power of research-grade image-centric iRWDTM that is highly curated to painstakingly meet every cohort requirement and stand up to all of the rigors of prospective clinical trials.

1 See https://www.fda.gov/media/120060/download.

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Today, life science companies, typically pharmaceutical companies, artificially intelligence (AI) developers, medical device businesses, and clinical research organizations share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient care diagnosis involves clinical imaging and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review and further gains from the image archives have been very limited.

We help providers to “Unlock the Value in Imaging Archives”. TM By utilizing OneMedNet’s iRWD TM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects. OneMedNet believes that access to high quality data with advanced analytics and AI companions enable healthcare providers to make smarter decisions:

●	Longitudinal patient and cohort data from imaging, laboratory and genomics can help to improve clinical decisions in single interventions, along patient pathways or across whole populations.

●	Enterprise-wide, real-time, operational data is needed for better operational decisions targeting single asset and fleets, workflows and workforce or the overall enterprise performance.

●	Consumer decision-making benefits from self-scheduling, health informatics or even predictive wellness coaches.

Our Business Model

Clinical images remain one of the most important tools used in delivering and improving patient care. For healthcare providers, timely access — no matter the source, directly impacts patient lives. OneMedNet first responded to this need with the BEAM™ Image Exchange solution offering a unique combination of simplicity, security, and low cost. Pharmaceutical companies, Imaging AI developers, Device organizations, Clinical Research Organizations, and Core Labs are all challenged to find the volume and specificity of imaging real world data to fulfill their respective needs.

OneMedNet’s innovative technology which Unlocks the Value in Imaging Data® for both providers and aforementioned industry members in our iRWD™ solution goes far beyond simply sourcing de-identified images. Frankly, other organizations can do that. OneMedNet has the clinical expertise to understand and anticipate the nuances and depth of the most stringent and specific imaging cohort request. By quickly tapping into our large federated healthcare provider network, we are able to adeptly move from request to fulfillment — with comprehensive regulatory-grade patient data. And if additional patient insights are required, OneMedNet is setup and ready to support progressive needs.

Significant Events and Transactions

On April 27, 2022, OneMedNet entered into the Merger Agreement with Data Knights. Pursuant to the Merger Agreement, and assuming a favorable vote of Data Knights’ shareholders and OneMedNet Stockholders and that all other closing conditions are satisfied or waived, Merger Sub, a newly formed subsidiary of Data Knights, will merge with and into OneMedNet, with OneMedNet surviving as a wholly owned subsidiary of Data Knights, which will be renamed OneMedNet Corporation, Inc. (the “Business Combination”). OneMedNet will be deemed the accounting predecessor and the post-combination company will be the successor SEC registrant, which means that OneMedNet’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

The Business Combination is anticipated to be accounted for as a reverse recapitalization. Under this method of accounting, Data Knights will be treated as the acquired company for financial statement reporting purposes. Under the terms of the Business Combination, Merger Sub will merge with and into OneMedNet, with OneMedNet surviving as a wholly owned subsidiary of OneMedNet Corporation. The Business Combination is expected to close during the second half of 2022 and remains subject to customary closing conditions.

As a consequence of the Business Combination, OneMedNet Corporation will be required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. OneMedNet Corporation expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

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For accounting purposes, OneMedNet will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of OneMedNet (i.e., a capital transaction involving the issuance of stock by Data Knights for the stock of OneMedNet). Accordingly, the consolidated assets, liabilities and results of operations of OneMedNet will become the historical financial statements of New OneMedNet, and Data Knights’ assets, liabilities and results of operations will be consolidated with OneMedNet’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of OneMedNet in future reports. The net assets of Data Knights will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Recent Developments

OneMedNet accomplished the following major milestones since the signing of the Business Combination Agreement:

1.	Strengthened the Company’s leadership team and announced post-closing of the Business Combination Board of Directors:

a.	Named Robert (Bob) L. Golden to its board following the recent signing of the Merger Agreement with Data Knights. Bob Golden is a Member of California Society of Certified Public Accountants, the Managing Partner of Cohen, Bender & Golden LLP and a Member of The American Institute of Certified Public Accountants.

b.	Named Eric Casaburi to its board following the signing of the Merger Agreement with Data Knights. Eric Casaburi is currently the Chief Executive Officer and Founder of Serotonin Centers, health and anti-aging wellness centers, the leader and founder of Lifespan Capital and leads a group at Tiger 21 Orlando as Chair, and was the Founder and CEO, and is a current board member of RetroFitness.

c.	Named R. Scott Holbrook, a 50-year healthcare technology veteran in both vendor and healthcare provider organizations to its board. Most recently, Mr. Holbrook served as a founder and principal of Mountain Summit Advisors and sits on several boards or advisory boards including KLAS Enterprises (Pleasant Grove), Azova Health (Alpine) and Cerberus Sentinel (Scottsdale, AZ). He served as a Strategic Advisor to Health Catalyst as they launched and was instrumental in setting up their marketing and sales strategies and was the Executive Vice President of Medicity, a provider of healthcare technology products to RHIOs, IDNS, large laboratories, payors, hospitals and clinics, which grew and was sold to Aetna for $500 million.

2.	Strengthened the Company’s leadership team and announced, pre-closing of the Business Combination, new executive officers:

a.	Appointed industry accounting and financial expert, Lisa Embree as Interim Chief Financial Officer and Vice President — Finance on June 15, 2022, who was subsequently promoted to the permanent role of Chief Financial Officer and Vice President — Finance on November 11, 2022. Ms. Embree previously held the role of Controller with OneMedNet and nearly 20 years of executive finance roles with both public and private companies. Ms. Embree holds a Bachelor of Science from Simon Fraser University, a Bachelor of Arts in Business Administration from British Columbia Institute of Technology and is a member of the Certified Public Accountants of Canada.

b.	Named Joe Walsh to its executive team as Chief Commercial Officer, effective on July 18, 2022. Mr. Walsh is an accomplished industry veteran with significant business experience leading healthcare technology commercial teams in high growth mode with the demonstrated ability to deliver business critical results. Mr. Walsh is a proven sales and marketing professional with an exceptional record of exceeding sales and revenue targets including at Komodo Health, an advanced platform for healthcare intelligence, where he played a critical role in growing revenue 18x over four years resulting in a valuation of $3.3 billion. Most recently, Mr. Walsh served as Head of Sales at AllStripes, a healthcare technology company.

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c.	Named Aaron Green, a healthcare IT business transformation leader with more than 20 years of leadership experience in healthcare management, sales, strategic planning, M&A, product development, customer support and services operations, as President. Prior to joining OneMedNet, Mr. Green served in a variety of healthcare technology roles including most recently at Optum, a United Health Group company (NYSE: UHG), a leading healthcare technology company, as Vice President Cloud Solutions. At Optum, Mr. Green was responsible for developing and attaining the P&L, Bookings, Revenue and EBIDTA targets of its Cloud Solution lines. Before Optum, Mr. Green worked nearly six years with Change Health Care, most recently as Vice President Cloud Solutions. Previously, Mr. Green worked for more than 15 years with McKesson growing to Division Vice President.

3.	Related party notes payable and notes payable will be assumed

a.	OneMedNet’s related party notes payable and notes payable will be assumed at the consummation of the Business Combination (approximately $12,090,000 plus interest).

4.	Joint Venture opportunities:

a.	On May 16, 2022, OneMedNet announced a referral partnership with Flywheel to provide state-of-the-art healthcare imaging data and data management solutions. The referral agreement creates a unique partnership in the healthcare data space, offering pharmaceutical companies, Imaging AI developers, device organizations, Clinical Research Organizations, and core labs access to OneMedNet’s de-identified clinical images and associated patient data, and Flywheel’s comprehensive research data management solutions.

5.	New Business Lines

a.	On March 14, 2023, OneMedNet announced that it has built one of the largest and most diverse dataset of breast cancer screenings, a vital tool in early detection of breast cancer. OneMedNet’s Breast Imaging Dataset collects insight from more than one million US patients with emphasis on gathering screenings from a diverse patient population. OneMedNet believes that the breast cancer screening dataset is an invaluable tool for AI, imaging and pharma companies looking to bring novel treatments and detection programs to patients faster.

Liquidity and Capital Resources

OneMedNet’s ability to meet its short term and long-term cash flow requirements are dependent on the following key variables:

1)	achieve our forecasted numbers in terms of customer agreements which drive our revenue and cash inflow in connection to which we have made the following assumptions:

●	Assumed that 40 – 45% of our sales forecast will be moved from single data set purchases to multi-year longitudinal sales

●	Ability to add pharmaceutical companies in addition to our current customer base in AI, Device and Imaging

●	Achieve our move to a subscription based model from a single transaction based model

●	Ability to develop a platform that can provide large volumes of data to provide for a steady volume of recurring revenue

●	Assumption that the FDA 21st Century Act guidance to use data to support regulatory decision making and approvals of drugs and devices will continue to drive our Customers need for Real World Data

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2)	Ability to maintain or shorten our sales cycle which varies from customer to customer because of various factors including the discretionary nature of customers’ purchasing and budget decisions, and the purchasing approval processes of potential customers.

●	If our sales cycle lengthens, as we have experienced in 2022, or we invest substantial resources pursuing unsuccessful sales opportunities

●	the announcement or planned introduction of applications or services by us or our competitors

●	Remaining competitive in our market by continuing to innovate and provide services that are useful and needed

●	Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all

●	Our market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate

●	Any failure to maintain high-quality professional services, or a market perception that we do not maintain high-quality professional services, could harm our reputation, adversely affect our ability to sell our Solution to existing and prospective customers

The inaccuracy of any of the above assumptions or inability to achieve, will impact our results of operations and growth. This would result in the ability to meet our revenue and cash forecasted in the short and long term.

3)	Funding to be received as upon completion of our SPAC.

●	Anything greater than 90% redemption will result in no funding available for use in growing and maintaining our business and cash needs for the first half of 2023

4)	Ability to raise capital in the public market.

The principal purpose of the Business Combination is to increase our capitalization and financial flexibility, create a public market for our stock and thereby enable access to the public equity markets by our employees and stockholders, obtain additional capital, and strengthen our position in the data analytics market. We plan to use of proceeds received from the public market for working capital and continued development of our subscription based data platform.

5)	We have used Convertible Note offering proceeds since 2019 to maintain and grow our business. Our management has broad discretion over the specific use of these proceeds. To date we have received $11.07M in notes plus interest. At June 30, 2023, these notes may be converted into stock or repaid back in cash at the note holders discretion. If more than 30% of these noteholders choose to be paid back in cash, we may not be able to meet the cash requirements to meet this obligation.

Components of OneMedNet’s Results of Operations

Key Factors Affecting Our Results

OneMedNet’s performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the Proxy/Prospectus section titled “Risk Factors.”

Development of Our Technology

Since our inception, we have focused on attracting and retaining best-in-class talent to provide innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers. Employing our proven OneMedNet iRWD™ solution, we securely de-identify data, searches, and curates a data archive locally, bringing a wealth of internal and third-party research opportunities to providers. By leveraging this extensive federated provider network, together with cutting-edge proprietary technology and in-house clinical expertise, OneMedNet successfully meets the most rigorous Real-World Data Life Science requirements.

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We continue to invest in employee recruitment and retention to advance our technology. Additionally, our team has made purposeful and foundational technological investments in hardware and software. We believe these early investments in our technology will enable us to move toward additional technical innovation more safely and quickly than would otherwise be possible. When we have deemed it to be beneficial, we have entered into strategic partnerships to expand and accelerate our technology development.

We believe that our developmental approach provides us with meaningful technological advantages in areas such as our fusion of artificial intelligence and imaging with our proprietary curation and innovation approaches. The successful execution of these details of clinical imaging is what we believe will allow us to continue to differentiate ourselves through our proven OneMedNet iRWD™ solution. While we believe we are best positioned to address advanced imaging solutions, potential competition may exist from other imaging providers using other approaches. Future success will be dependent on our ability to continue to execute innovative solutions that unlock the significant value contained within the clinical image archives of healthcare providers.

Commercialization and Strategic Partnerships

OneMedNet set forth on a corporate journey to create safer and more intelligent care solutions for patients, providers and hospitals. The company has been solely focused on creating innovative solutions that enable healthcare providers to gain increased value from medical imaging data. Whether requesting or transferring an image, the process must be straightforward and streamlined on both ends. OneMedNet’s BEAM™ Image Sharing solution has been exceeding customer expectations for more than a decade with customer renewal rates exceeding 96%.

However, as important as the initial (or secondary) read may be to patient care, the value and impact of imaging goes well beyond an individual image. It’s about the entire patient population archive utility and the potential data mining benefits for improving care. Research institutions often have difficulty gathering cohort data — even from their own internal center(s). It’s not only cumbersome but very time consuming. And community hospitals increasingly leverage data for self-analysis and patient care advancement. Using our OneMedNet iRWD™, we can de-identify, index, and curate an archive resulting in fast, yet detailed search capabilities.

Providers can also advance healthcare on a much broader basis by sharing de-identified imaging data with external researchers. OneMedNet continually receives patient cohort requests from “Data Users” (e.g., Pharma, CRO’s, Core Labs, AI, Medical Devices). If a cohort match is found at one of our networked providers, OneMedNet will present that provider with a potential monetizing agreement. If agreement is reached, only then will the de-identified data be shared externally.

Production and Operations

OneMedNet expects to incur significant operating costs that will impact its future profitability, including research and development expenses as it continues to introduce new offerings and upgrades its existing iRWD™ offering plus additional operating costs and expenses as it scales its operations; interest expense from debt financing activities; and selling and distribution expenses as it builds its brand and markets its iRWD™.

Revenues

For the period January 1, 2022 to June 30, 2022, the company generated revenue totaling $513,878 and for the period January 1, 2023 to June 30, 2023 the company generated revenue totaling $355,298. The decrease is attributable to an iRWD revenue delivery being delayed to September of 2023.

Cost of Revenues

In the 2023, the company changed their accounting policy to allocate the discovery portion of curation expenses to Research and Development resulting in a decrease to compensation costs of $84,667.

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The company disaggregates Cost of Revenues as follows:

	Six Months Ended
	June 30, 2023	June 30, 2022
Salaries	336,271	420,938
Hosting	182,590	211,068
Other	—	330
	518,861	632,336

Research and Development

Research and development costs are expensed as incurred. Research and development costs consist of payroll, hardware and electrical engineering prototyping, cloud computing, data labeling, and third-party development services, as well as costs associated curating and testing. These costs are included within research and development within the statement of operations. We expect our research and development expenses to increase in absolute dollars as we increase our investment in scaling our proprietary technologies.

Research and development increased by $370,208 in the first half of 2023 with the addition of an employee in the second half of 2022 and the change in accounting policy to allocate the discovery portion of curation expenses to Research and Development. In 2023, the company started allocating hosting costs specific to research and development work, resulting in a $53,260 cost for the first half of 2023.

The company disaggregates Research and Development as follows:

	Six Months Ended
	June 30, 2023	June 30, 2022
Salaries and consultants	679,870	369,933
Hosting	53,260	—
Other	11,433	4,422
	744,563	374,355

Selling, Operations, General and Administrative

Selling, general and administrative costs consist primarily of personnel-related expenses such as salaries, wages and benefits as well as equity compensation. Selling, general and administrative also includes professional service fees, marketing and other general corporate expenses.

Following the completion of this offering, we expect to incur additional selling, general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing standards, additional insurance expenses, investor relations activities, and other administrative and professional services. We also expect to increase the size of our selling, general and administrative function to support the growth of our business. As a result, we expect that our selling, general and administrative expenses will increase in absolute dollars.

In the first half of 2023, the Company had additional expenses of $54,897 in general and administrative expenses. An increase of $462,001 in warrant expense and decreases of $78,032 in Salaries, $230,313 in professional fees, and $57,000 in recruitment fees.

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The company disaggregates General and Administrative expense as follows:

	Six Months Ended
	June 30, 2023	June 30, 2022
Salaries and consultants	407,486	485,518
Bad Debt	(102,700)	—
Depreciation and Amortization	12,450	9,693
Insurance	11,420	10,644
Professional fees (legal and audit)	235,120	465,433
Recruitment	133,000	190,000
Rent, Telecom and Office	108,824	67,482
Stock Compensation	42,825	23,468
Travel	30,762	34,053
Warrant issuance	462,001	—
	1,341,188	1,286,291

The company disaggregates Operations expense as follows:

	Six Months Ended
	June 30, 2023	June 30, 2022
Salaries	94,828	61,722

Sales and marketing increased in the first half of 2023 by $247,000 with the addition of a Chief Commercial Officer and a sales representative compared to the same quarter in 2022.

The company disaggregates Sales and Marketing expense as follows:

	Six Months Ended
	June 30, 2023	June 30, 2022
Salaries and consultants	499,191	252,026
Tradeshows	65,694	79,035
Other	5,652	—
	570,537	331,061

Income Tax Expense (Benefit)

Provision for income taxes consists of U.S. federal and state income taxes and income taxes. Since inception, we have incurred operating losses. We have a valuation allowance for net deferred tax assets, including federal and state net operating loss carryforwards and research and development credit carryforwards. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our federal and state deferred tax assets will be realized by way of expected future taxable income.

Critical Accounting Policies and Significant Accounting Estimates

OneMedNet’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires OneMedNet to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require the most significant, difficult, and subjective judgments have an impact on revenue recognition, the determination of share-based compensation, and financial instruments. The estimates and judgments are evaluated on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

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Income Taxes. OneMedNet intends to account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of Estimates. The preparation of financial statements in accordance with U.S. GAAP requires OneMedNet to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, assumptions used in the fair value of equity instruments, the valuation allowance against deferred tax assets, and the estimates of fair value of derivative liabilities.

Off-balance Sheet Arrangements. OneMedNet has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Net Sales. OneMedNet has not generated significant revenues to date. OneMedNet expects to continue to generate revenue primarily through its BEAM™ Image Sharing solution and iRWD™ offering. The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps — Identification of the contract, or contracts with a customer; — Identification of the performance obligations in the contract; — Determination of the transaction price; — Allocation of the transaction price to the performance obligations in the contract; and — Recognition of revenue when or as the Company satisfies the performance obligations.

Cost of revenue. Cost of revenue consists of costs related to technology development, which is comprised of costs associated with delivering OneMedNet’s BEAM™ Image Sharing solution and iRWD™ offering. These costs consist primarily of payroll, payroll-related expense, stock-based compensation, property and equipment, and allocated overhead incurred as the Company performs the underlying services related to satisfying the performance obligations under the Real-World Data and data-exchange agreements for example. Costs related to services provided are recognized in the period incurred unless criteria for capitalization of costs are met. Cost of revenue consist of direct labor, hosting environment and data extraction costs.

Research and development. Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales. Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

General and administrative. General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

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Interest Expense. Interest expense consists of accreted interest expense on outstanding convertible promissory note obligations, amortization of deferred financing costs and other related financing expenses.

Other Income (Expense). Other income or (expense) reflects non-recurring and extraordinary non-operating expenses, cost associated with discontinued operations and gains or losses, including the costs and related accumulated depreciation recapture, resulting from the disposal of an asset, upon the sale or retirement of such asset.

Emerging Growth Company Status

OneMedNet qualifies as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as OneMedNet is an emerging growth company, we will not be required to:

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

●	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, OneMedNet may adopt new or revised accounting standard by the date private companies are required to comply. OneMedNet will continue to be an emerging growth company for five fiscal years unless total annual gross revenues exceed $1.07 billion, OneMedNet issues more than $1 billion in debt in a three year period or it becomes a large accelerated filer, as defined in the Exchange Act Rule 12b-2. Large, accelerated filers have a number of criteria to meet, with a significant criterion of having aggregate worldwide common equity held by non-affiliates of greater than $700 million.

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